Exhibit 32.3

Certification of Chief Financial Officer Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act

In connection with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, as filed by Eve Holding, Inc. with the Securities and Exchange Commission on the date hereof (the “Report”), Eduardo Couto, Chief Financial Officer, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Eve Holding, Inc.

Date: August 4, 2022

/s/ Eduardo Couto
Eduardo Couto
Chief Financial Officer (Principal Financial and Accounting Officer)